UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2014

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with Broadcom Corporation’s (the "Company") previously announced exit from its cellular baseband business and its associated restructuring, each of Robert A. Rango, Executive Vice President and General Manager, Mobile Platforms Solutions, and Robert L. Tirva, Senior Vice President and Corporate Controller (Principal Accounting Officer), will be departing from the Company effective September 26, 2014 to pursue other opportunities. Their departures are amicable and no new compensatory arrangements were entered into in connection with these pending departures.

(c) On July 23, 2014 Cindy A. Fiorillo was appointed as Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer). In this role, Ms. Fiorillo will be responsible for financial planning and strategic analysis, overseeing all accounting policies, transaction processing, financial reporting, and global real estate. Ms. Fiorillo, age 48, joined the Company in April 2010 as Vice President of Financial and Strategic Planning and was promoted to Senior Vice President, Finance in 2011. She was previously employed by Sun Microsystems, Inc. from January 1992 to January 2010, where she held a broad range of finance and accounting positions including Assistant Corporate Controller, Vice President, Finance, Financial Planning and Operations, and most recently Vice President of Finance, Internal Audit. Ms. Fiorillo received her Bachelor of Science in Business Administration and her Master of Science in Accounting from Western New England University.

Ms. Fiorillo has not entered into, and no amendments were made to, any material plans, contracts or arrangements in connection with her added responsibilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

July 23, 2014	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Executive Vice President and Chief Financial Officer